Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
February 25, 2015	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Announces Early Tender Results of Exchange Offers and Increases of the Maximum Exchange Amounts under the 2048 Exchange Offers and 2055 Exchange Offer

NEW YORK -- Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ; LSE: VZC) today announced the early tender results of its previously announced seven separate private offers to exchange (the “Exchange Offers”) specified series of debt securities issued by Verizon and by GTE Corporation (a subsidiary of Verizon) (collectively, the “Old Notes”) for new debt securities to be issued by Verizon (the “New Notes”) and, in the case of the 6.94% debentures due 2028 of GTE Corporation (the “GTE Debentures”), cash, each in accordance with the terms of the Exchange Offers. Verizon also announced that it increased the maximum aggregate principal amount of New Notes that may be issued pursuant to certain of the Exchange Offers.

The Exchange Offers consist of the following:

(a)        an offer to exchange the 5.15% notes due 2023 of Verizon for new 4.272% notes due 2036 of Verizon (the “New Notes due 2036”), provided that the principal amount of New Notes due 2036 to be issued in such Exchange Offer on an aggregate basis shall not exceed $3,000,000,000 (the “2036 Maximum Exchange Amount”) (the “2036 Exchange Offer”);

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(b)	(i) an offer to exchange the 6.90% notes due 2038 of Verizon;

(ii) an offer to exchange the 6.40% notes due 2038 of Verizon;

(iii) an offer to exchange the 6.40% notes due 2033 of Verizon;

(iv) an offer to exchange the 6.25% notes due 2037 of Verizon; and

(v) an offer to exchange the GTE Debentures;

in each case, for new 4.522% notes due 2048 of Verizon (the “New Notes due 2048”) and, in the case of the GTE Debentures, cash, provided that the principal amount of New Notes due 2048 to be issued in such Exchange Offers on an aggregate basis shall not exceed $5,000,000,000 (previously $4,500,000,000) (the “2048 Maximum Exchange Amount”) (collectively, the “2048 Exchange Offers”); and

(c)        an offer to exchange the 6.55% notes due 2043 of Verizon for new 4.672% notes due 2055 of Verizon (the “New Notes due 2055”), provided that the principal amount of New Notes due 2055 to be issued in such Exchange Offer on an aggregate basis shall not exceed $5,500,000,000 (previously $5,000,000,000) (the “2055 Maximum Exchange Amount”) (the “2055 Exchange Offer”). Each of the 2036 Maximum Exchange Amount, the 2048 Maximum Exchange Amount and the 2055 Maximum Exchange Amount is referred to herein as a “Maximum Exchange Amount.”

As described above, Verizon has increased the 2048 Maximum Exchange Amount from $4,500,000,000 to $5,000,000,000 and the 2055 Maximum Exchange Amount from $5,000,000,000 to $5,500,000,000. The 2036 Maximum Exchange Amount will remain unchanged at $3,000,000,000. All other terms of the Exchange Offers remain unchanged.

The Exchange Offers are being conducted by Verizon upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated February 11, 2015 (the “Offering Memorandum”).

Based on information provided by Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offers, the following aggregate principal amount of each series of Old Notes was validly tendered and not validly withdrawn at or prior to the Early Participation Date (as defined below) pursuant to the Exchange Offers:

Old Notes included in the 2036 Exchange Offer:

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Early Participation Date
92343VBR4	5.15% notes due 2023	$11,000,000,000	$2,454,501,000

Old Notes included in the 2048 Exchange Offers:

CUSIP/ISIN Number	Title of Security	Acceptance Priority Level	Principal Amount Outstanding	Principal Amount Tendered by the Early Participation Date
92343VAP9	6.90% notes due 2038(1)	1	$1,250,000,000	$773,422,000
92343VAK0	6.40% notes due 2038(1)	2	$1,750,000,000	$878,613,000
92343VBS2	6.40% notes due 2033(1)	3	$4,355,455,000	$2,327,313,000
92343VAF1	6.25% notes due 2037(1)	4	$750,000,000	$308,599,000
362320BA0	6.94% debentures due 2028(2)	5	$800,000,000	$145,136,000

Old Notes included in the 2055 Exchange Offer:

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CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Early Participation Date
92343VBT0	6.55% notes due 2043	$10,669,606,000	$4,646,996,000

(1)	Issued by Verizon.
(2)	Issued by GTE Corporation, a subsidiary of Verizon.

As set forth above, since tenders of the 6.90% notes due 2038, the 6.40% notes due 2038 and the 6.40% notes due 2033 would otherwise result in an issuance of New Notes due 2048 in an aggregate principal amount that exceeds the 2048 Maximum Exchange Amount, Verizon will promptly return the 6.25% notes due 2037 and the GTE Debentures and will not accept further tenders of these two series of Old Notes.

Subject to the terms and conditions of the 2036 Exchange Offer and the 2055 Exchange Offer, we will accept for exchange the Old Notes validly tendered in the 2036 Exchange Offer and the 2055 Exchange Offer, respectively, subject to the 2036 Maximum Exchange Amount and 2055 Maximum Exchange Amount (including the increase of the 2055 Maximum Exchange Amount), as applicable. If the 2036 Maximum Exchange Amount or the 2055 Maximum Exchange Amount is not adequate to permit the acceptance for exchange of all of the validly tendered and not validly withdrawn Old Notes for the 2036 Exchange Offer or the 2055 Exchange Offer, respectively, we will allocate the applicable Maximum Exchange Amount among the aggregate principal amount of such Old Notes on a pro rata basis.

Subject to the terms and conditions of the 2048 Exchange Offers (including the increase of the 2048 Maximum Exchange Amount), we will accept for exchange the Old Notes of any series validly tendered in the 2048 Exchange Offers in accordance with the applicable “Acceptance Priority Level” (in numerical priority order) for such series as set forth in the table for the 2048 Exchange Offers above (each, an “Acceptance Priority Level”), with Acceptance Priority Level 1 being the highest priority level. Subject to the 2048 Maximum Exchange Amount, all Old Notes validly tendered in the 2048 Exchange Offers that have a higher Acceptance Priority Level will be accepted for exchange before any validly tendered Old Notes in the 2048 Exchange Offers that have a lower Acceptance Priority Level are accepted. If the remaining available portion of the 2048 Maximum Exchange Amount is not adequate to permit the acceptance for exchange of all of the validly tendered Old Notes having a particular Acceptance Priority Level, we will allocate such available 2048 Maximum Exchange Amount among the aggregate principal amount of such validly tendered Old Notes having such Acceptance Priority Level on a pro rata basis, and any validly tendered Old Notes having a lower Acceptance Priority Level will not be accepted for exchange.

The withdrawal date (5:00 p.m. (New York City time) on February 25, 2015) for the Exchange Offers has now passed. In accordance with the terms of the Exchange Offers, tendered Old Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. The Exchange Offers will expire at 11:59 p.m. (New York City time) on March 11, 2015, unless extended by Verizon (the “Expiration Date”).

Eligible Holders (as defined below) that validly tendered and did not validly withdraw their Old Notes at or prior to 5:00 p.m. (New York City time) on February 25, 2015 (the “Early Participation Date”) will be eligible to receive the applicable Total Exchange Price (the “Total Exchange Price”), which includes the applicable early participation payment (the “Early Participation Payment”), each as described in the Offering Memorandum. Eligible Holders who validly tender their Old Notes after the Early Participation Date, but at or prior to the Expiration Date, will be eligible to receive the applicable Exchange Price (the “Exchange Price”), which is the applicable Total Exchange Price minus the

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applicable Early Participation Payment. For each series of Old Notes that have been accepted by Verizon, the Total Exchange Price and Exchange Price will be paid in a principal amount of applicable New Notes equal to such Total Exchange Price or Exchange Price, respectively. The Total Exchange Prices, Exchange Prices and interest rates on the New Notes were determined at 11:00 a.m. (New York City time) on February 25, 2015 and were disclosed earlier today.

The settlement date for the Exchange Offers will be promptly following the Expiration Date and is expected to be March 13, 2015, which is the second business day after the Expiration Date. Verizon will not receive any cash proceeds from the Exchange Offers.

Consummation of the Exchange Offers is subject to the satisfaction of certain conditions, including (1) certain customary conditions, including the absence of certain adverse legal and market developments and (2) the Accounting Treatment Condition (as described in the Offering Memorandum). No Exchange Offer is conditioned upon any minimum amount of Old Notes being tendered or the consummation of any other Exchange Offer, and, subject to applicable law, each Exchange Offer may be amended, extended or terminated individually.

The Exchange Offers are being extended only (1) to holders of Old Notes that are “Qualified Institutional Buyers” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) thereof and (2) outside the United States, to holders of Old Notes other than “U.S. persons” (as defined in Rule 902 under Regulation S of the U.S. Securities Act) and who are not acquiring New Notes for the account or benefit of a U.S. person, in offshore transactions in compliance with Regulation S under the U.S. Securities Act, and who are “Non-U.S. qualified offerees” (as defined in the Offering Memorandum) (each of the foregoing, an “Eligible Holder”), and in each case who have certified in an eligibility letter certain matters to Verizon, including the above status. Only Eligible Holders who have completed and returned an eligibility letter are authorized to receive the Offering Memorandum and to participate in the Exchange Offers. Holders of Old Notes who desire a copy of the eligibility letter may contact Global Bondholder Services Corporation toll-free at (866) 470-3800 or at (212) 430-3774 (banks and brokerage firms).

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary needs to receive instructions from an Eligible Holder in order for that Eligible Holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers before the deadlines specified herein and in the Offering Memorandum. The deadlines set by each clearing system for the submission and withdrawal of exchange instructions will also be earlier than the relevant deadlines specified herein and in the Offering Memorandum.

If and when issued, the New Notes will not be registered under the U.S. Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this

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communication is not being directed at persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.